SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 13, 2002
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	0-20774 (Commission File Number)	75-2142963 (I.R.S. Employer Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. Other Events.

On November 13, 2002, the Registrant (“ACE”) amended its existing Amended and Restated Credit Agreement with a syndicate of bank lenders led by Wells Fargo Bank Texas, National Association, as agent. The amendment to the credit agreement was prompted by the scheduled expiration on that date of ACE’s credit facilities under that credit agreement.

The amendment to the credit agreement, among other things:

•	Extended ACE’s $120 million revolving line-of-credit facility and $47.35 million term-loan facility to October 31, 2003.

•	Provides ACE an additional $55 million “seasonal” revolving credit facility available in varying amounts from December 1, 2002 until March 15, 2003. The maximum available amounts are $10 million from December 1 through December 31, 2002, $45 million thereafter through January 15, 2003, $55 million thereafter through February 28, 2003, and $10 million thereafter through March 15, 2003. The interest rate on this facility is the prime rate publicly announced by Wells Fargo Bank Texas, National Association, from time to time plus 4%.

•	Increased the interest rate on the term-loan facility to a fixed annual rate equal to 15%.

•	Requires ACE to pay the lenders principal of the outstanding term loan in the amounts of $0.5 million on January 31, 2003, $5.75 million on February 28, 2003, and $0.25 million on March 31, 2003 and at the end of each month thereafter. Each such payment of principal must also be accompanied by the payment of all accrued interest on the outstanding principal of the term loan.

•	Permits ACE to arrange for separate funding, through a special-purpose subsidiary, to obtain cash inventory for its self-service check-cashing machines to be placed in certain H&R Block retail offices during the 2003 tax season (i.e., January through April 2003).

•	Requires ACE to pay the lenders the net proceeds over $1 million of any sale of ACE’s assets outside of the ordinary course of business, to be applied to reduce the outstanding term loan or, if no such loan is outstanding, the outstanding seasonal revolving credit loans.

•	Includes a covenant that restricts ACE from opening any new stores, or entering into any new lease agreement for additional stores, other than new stores to replace stores closed in the ordinary course of business if the capital expenditures for the replacement stores do not exceed $75,000 per store or a total of $1.5 million.

•	Includes a covenant that restricts ACE from making capital expenditures, in addition to those permitted for replacement stores, exceeding a total of $3 million.

•	Requires ACE to pay commitment fees to the lenders for the facilities of $1,111,750 on each of November 13, 2002 and February 28, 2003.

•	Requires ACE to pay the lenders an additional commitment fee equal to 0.5% per annum of the average daily unused portion of the revolving line-of-credit and seasonal revolving credit facilities.

•	Requires ACE to use its best efforts to obtain additional capital to be used to repay all or a portion of the outstanding term loan and to pay the lenders, to the extent that the outstanding term loan is not fully repaid, a contingency fee of up to $2.625 million. The contingency fee is payable in installments of $0.375 million on November 13, 2002, $0.5 million on April 1, 2003, $0.75 million on July 1, 2003, and $1 million on October 1, 2003. The installments of the contingency fee payable after ACE obtains any new capital and repays a portion of the outstanding term loan, however, will be reduced pro rata to correspond with reductions in the outstanding term loan.

In all other material respects, the terms of the existing credit agreement remain in effect.

ACE is continuing to pursue a private placement of debt securities and intends to use the net proceeds of that private placement, if completed, to repay a portion of its outstanding loans from the bank lenders. ACE intends also to pursue debt financing from other sources, with the objective to revise the credit facilities from the bank lenders. ACE cannot, however, give any assurance that it will be able to complete its private placement or obtain debt financing from any other source.

Forward-looking Statements: This Report contains, and from time to time ACE or certain of its representatives may make, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “anticipate,” “expect,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings. Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Those risks, uncertainties, and other factors could cause the actual results to differ materially from these in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to, many of the matters described in this Report and in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings:

•	ACE’s relationships with Travelers Express Company, Inc. and its affiliates and with the bank lenders;

•	ACE’s relationship with Goleta National Bank and the cessation of that relationship;

•	governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses;

•	the results of legal and regulatory proceedings regarding ACE’s loan-related activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities, and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE;

•	the terms and performance of third-party products and services offered at ACE locations; and

•	customer demand and response to products and services offered by ACE.

ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

10.1	Sixth Amendment to Amended and Restated Credit Agreement dated November 13, 2002, by and among the Registrant, Wells Fargo Bank Texas, National Association, as agent for the lenders named therein, and the lenders named therein, with the Schedule and the Exhibits thereto.

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 15, 2002	ACE CASH EXPRESS, INC. (Registrant)

	By:	\s\ JOE W. CONNER Joe W. Conner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Amended and Restated Credit Agreement dated November 13, 2002, by and among the Registrant, Wells Fargo Bank Texas, National Association, as agent for the lenders named therein, and the lenders named therein, with the Schedule and the Exhibits thereto.